Exhibit 99.1

News

Contact:
Investors	Media
Gary Peacock	Barry Koling
(404) 658-4879	(404) 230-5268

For Immediate Release

July 10, 2003

SunTrust Reports Second Quarter Earnings

Company Says “No Surprises” in Results; Consistent With Prior Quarter

ATLANTA—SunTrust Banks, Inc. (NYSE: STI) today reported net income for the second quarter of 2003 of $330.4 million, down 4% from the second quarter of 2002. Net income per diluted share was $1.17, down 3% from the $1.20 per diluted share earned in the second quarter of 2002, but consistent with the $1.17 earned in the first quarter of 2003.

“There were no surprises in this quarter’s results. This is another quarter of solid performance that also signals our steadily increasing capacity to generate revenue and earnings growth that more fully reflects the strength of our franchise and the validity of our strategies, regardless of economic conditions,” said L. Phillip Humann, SunTrust chairman, president and chief executive officer. Mr. Humann noted in particular that strong fee income growth, attributable in part to excellent performance by the Company’s investment management and debt capital markets businesses, more than offset the impact of historically low interest rates.

For the second quarter of 2003, reported return on average total assets (ROA) was 1.11%, and return on average total equity (ROE) was 14.95%. Return on average assets less net unrealized gains on securities was 1.13% and return on average realized equity was 17.87%. The Company believes ROA and ROE excluding net unrealized gains from the Company’s securities portfolio is the more indicative performance measure in this area due to SunTrust’s ownership of 48 million shares of The Coca-Cola Company.

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For the first six months of 2003, net income was $658.2 million, up 1% from the same period in 2002. Net income per diluted share was $2.34, up 4% from the first six months of 2002. ROA was 1.12%, and ROE was 15.04%. Return on average assets less net unrealized gains on securities was 1.14% and return on average realized equity was 18.01%.

SunTrust believes operating earnings of the Company, which exclude certain, merger-related charges, is also an appropriate indicator of basic business performance. Operating income for the first six months was $658.2 million, down 4% from the $688.4 million earned in the comparable 2002 period. Net income for the first six months of 2002 was reduced by $39.8 million, or $0.14 per share, in after-tax merger charges attributed to the acquisition of the Florida franchise of Huntington Bancshares.

Fully taxable net interest income was $810.4 million in the second quarter, down 2% from the second quarter of 2002. The net interest margin for the quarter was 3.05%, down 16 basis points from the first quarter of 2003.

Average loans for the second quarter were $74.3 billion, up 5% from the second quarter of 2002, and average earning assets were $106.6 billion, up 13% from the second quarter of 2002.

Average consumer and commercial deposits for the second quarter were $69.1 billion, up 6% from the second quarter of 2002. SunTrust said the strong deposit growth reflected the success of targeted sales initiatives undertaken during the quarter.

The positive impact of SunTrust’s sales focus was also reflected in noninterest income, excluding net securities gains, of $565.6 million in the quarter, up 4% from the second quarter of 2002. Total noninterest income including net securities gains was $596.8 million for the quarter, down 1% from the second quarter of 2002.

Reflecting SunTrust’s emphasis on maintaining balance in its revenue generation capacity under differing economic scenarios, noninterest income excluding net securities gains represented 41% of total revenue for the second quarter of 2003.

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Total noninterest expense in the second quarter was $837.7 million, up 6% from the second quarter of 2002. Excluding incremental incentive compensation costs related to higher business volumes in the second quarter of 2003, expenses were essentially flat from first quarter 2003 levels.

Net charge-offs in the second quarter were $82.2 million or 0.44% of average loans, flat from 0.44% of average loans in the first quarter of 2003. The Company believes this is generally indicative of overall improving credit quality conditions. The provision for loan losses was $82.7 million for the second quarter.

Nonperforming assets were $515.4 million at quarter end or 0.68% of loans, foreclosed properties and repossessed assets, down from $548.4 million as of March 31, 2003. Nonperforming assets at June 30, 2003 included $483.1 million in nonperforming loans, $20.9 million in other real estate owned and $11.4 million in other repossessed assets. The allowance for loan losses at June 30, 2003 was $940.9 million and represented 1.25% of period-end loans and 194.8% of nonperforming loans. SunTrust’s net charge-off and nonperforming asset levels continue to compare very favorably with the most recently published industry averages.

At June 30, 2003, SunTrust had total assets of $120.9 billion. Equity capital of $9.2 billion represented 7.59% of total assets. Book value per share was $32.62, up 4% from June 30, 2002.

On June 2, SunTrust announced the completion of its acquisition of Hilton Head Island, S.C.- based Lighthouse Financial Services, Inc. With $637 million in assets, $567 million in loans, and $421 million in deposits, Lighthouse operates primarily through five branches and is the largest mortgage lender on Hilton Head Island.

To view the corresponding financial tables and information, please refer to the Investor Relations section located under “About SunTrust” on our Web site at www.suntrust.com. This information may also be directly accessed via the quick link entitled “2nd Quarter Earnings Release” located at the lower right hand corner of the SunTrust homepage.

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SunTrust management will host a conference call on July 10 at 8:30 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 8:15 a.m. by dialing 1-800-779-9312 (Passcode STI2Q; Leader: Gary Peacock.).

Individuals calling from outside the United States should dial 1-484-630-1854 (Passcode STI 2Q; Leader: Gary Peacock). A replay of the call will be available beginning the afternoon of July 10 by dialing 1-800-238-0581 (domestic) or 1-402-220-9694 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” and may also be accessed directly from the SunTrust home page by clicking on the earnings related link, “2nd Qtr. Results and Webcast”, found at the lower right-hand corner of the page. Beginning the afternoon of July 10, 2003, listeners may access an archived version of the presentation on the “Investor Relations” page. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is one of the nation’s largest commercial banking organizations. The Company operates through an extensive distribution network primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust’s Internet address is www.suntrust.com.

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This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. SunTrust does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.